Exhibit 99.3

ASSET PURCHASE AGREEMENT

PARTIES:

THIS AGREEMENT, made and entered into this 1st day of December, 2007, by and between BTN MANUFACTURING, INC., f/k/a DESIGN & MANUFACTURING, INC., a Nebraska corporation (“Seller”), as Seller, with its principal place of business at 4350 McKinley Street, Omaha, Nebraska 68112 and Brian Hendricks, a resident of Champaign, Illinois, or his nominee(s) (“Buyer”), as Buyer.

RECITALS:

This Agreement is made with reference to the following facts and objectives:

A.            Seller is engaged in the business of design, manufacturing, marketing, distribution, sale and service of film handling equipment and is also engaged in custom work in its machine shop (the “Business”).

B.            Seller desires to sell all of the land, buildings, inventories, furniture, fixtures, equipment and other operating assets of the Business as a going concern owned by it on the terms and conditions set forth in this Agreement.

C.            Buyer desires to purchase the land, buildings, inventories, furniture, fixtures, equipment and other operating assets of the Business as a going concern owned by Seller on the terms and conditions set forth in this Agreement.

SECTION 1                  DEFINITIONS

For all purposes of this Agreement, the following terms shall have the following definitions:

1.1           Accounts Receivable.  “Accounts Receivable” shall mean all open, unpaid invoices and unapplied credit memos of Seller in all amounts due from customers (whether billed or unbilled) as of the effective date of Closing.

1.2           Balance Sheet.  “Balance Sheet” shall mean the unaudited balance sheet of Seller as of October 31, 2007, a copy of which is attached hereto as Exhibit “1” and by this reference incorporated herein, which Balance Sheet has been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis.

1.3           Fixtures and Equipment.  “Fixtures and Equipment” shall mean all the furniture and fixtures, office equipment, manufacturing equipment, test equipment, and other plant and equipment, including tooling, dies and all other special equipment used in the Business of Seller.

1.4           Inventory.  “Inventory” shall mean all of Seller’s inventories of parts, materials, supplies, work in process and finished goods which are held for resale to Seller’s customers or for use in Seller’s Business, in the ordinary course of Seller’s Business, which together aggregate the amount listed as inventory on Seller’s Balance Sheet, as adjusted to the effective date of Closing, in the ordinary course of business.

1.5           Real Estate.  “Real Estate” shall mean the real estate located at 302 W. Division St., Fisher, Illinois and legally described as:

Tract 1:

Outlot 9, except the North 150 feet thereof, in J. W. Richmond’s Fifth Addition to the Village of Fisher, as per plat recorded in Book “A” at page 260, situated in Champaign County, Illinois

(Permanent Index Number 02-01-36-451-008);

Tract 2:

The South 30 feet of the North 150 feet of the East 120 feet of Outlot 9 of J. W. Richmond’s Fifth Addition to the Village of Fisher, as per plat recorded in Book “A” at page 260, situated in Champaign County, Illinois

(Permanent Index Number 02-01-36-451-005);

Tract 3:

Part of the Southeast 1/4 of the Southwest 1/4 of Section 36, Township 22 North, Range 7 East of the Third Principal Meridian, in Champaign County, Illinois, more particularly described as follows:

Beginning at the Southeast corner of the Southwest 1/4 of Section 36, Township 22 North, Range 7 East of the Third Principal Meridian; thence North a distance of 409.80 feet along the East line of the Southwest 1/4; thence west 200.00 feet parallel with the South line of said Southwest 1/4; thence South 409.80 feet parallel with said East line; and thence East 200.00 feet along said South line to the point of beginning, situated in Champaign County, Illinois

(Permanent Index Number part of 02-01-36-300-014).

1.6           Purchased Assets.  “Purchased Assets” shall mean all of the following assets of Seller as of the effective date of Closing, except those assets excluded herein:

a.             all Accounts Receivable;

b.             all Contract rights of Seller, including all cash deposits received by Seller in connection with its open business orders;

c.             all Fixtures and Equipment;

d.             all Inventory;

e.             the Real Estate;

f.              true and correct copies of all books and records of Seller pertaining to the Purchased Assets, including, but not limited to: accounting records, invoices, customer lists, customer contracts, customer files, and marketing materials pertaining to present and prospective customers;

g.             all trademarks, trade names, including the name “Design & Manufacturing,” patents, patent applications, all improvements thereto and interest therein, licenses, including patent licenses, copyrights, copyright licenses and all other intellectual property of Seller, including all modifications and additions thereto, pertaining to Seller’s Business and the Purchased Assets, a true and correct list of which is attached as Exhibit “2” and by this reference incorporated herein;

h.             all inventions, processes, know-hows, formulas, drawings, blueprints, specifications, flow data sheets, manuals, data, trade secrets, plans, files, software, computer programs, related documentation, and all other intangible assets of any nature whatsoever, all of which pertain to Seller’s Business;

i.              All of Seller’s right, title and interest in, to and under all leases, service agreements and contracts written or oral, express or implied, and all amendments, modifications, supplements and extensions thereof currently in effect with respect to the operation of the Business, including but not limited to, those listed on Exhibit “3” and by this reference incorporated herein;

j.              the goodwill of Seller; and

k.             any and all other of Seller’s assets of any kind or nature whatsoever related to the Business of Seller, except any assets specifically excluded herein.

1.7           Warranty.  “Warranty” shall mean all warranty obligations of Seller, pertaining to film handling equipment and make-up tables sold by Seller, which are based on express warranties only.  Buyer does not assume any liability with respect to any implied warranty or any liability which shall be in the nature of personal injury or property damage or other consequential damages, except as stated herein.

1.8           Financial Statements.  “Financial Statements” shall mean the Balance Sheet, Income Statement and all other exhibits and representations herein containing financial information pertaining to the “Purchased Assets.”

SECTION 2                  SALE OF PURCHASED ASSETS

Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Buyer herein contained, Seller agrees to sell, assign, transfer and deliver to Buyer and Buyer shall buy, accept and receive from Seller on the Closing Date the Purchased Assets, free and clear of all liens and encumbrances.

SECTION 3                  CONSIDERATION PAYABLE TO SELLER BY PURCHASE FOR THE ASSETS

3.1           Purchase Price.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Buyer herein contained, and in consideration of the sale, assignment, transfer and delivery of the Purchased Assets by Seller to Buyer pursuant to Section 2 hereof, Buyer agrees to purchase the Purchased Assets from Seller and to pay to Seller the sum of Two Million Sixty-Four Thousand Seven Hundred Forty-Three Dollars ($2,064,743.00) (the “Purchase Price”), subject to adjustments as hereinafter set forth.

3.2           Allocation of Purchase Price.  Said Purchase Price shall be allocated as follows:

3.2.1   For the land, Thirty Thousand Dollars ($30,000.00).

3.2.2   For the building and improvements, Four Hundred Twenty-Nine Thousand Ninety-Eight Dollars ($429,098.00).

3.2.3   For the machinery and equipment, Five Hundred Twenty-Six Thousand Sixteen Dollars ($526,016.00).

3.2.4   For the motor vehicles, Twenty-One Thousand Eight Hundred Eighty-Five Dollars ($21,885.00).

3.2.5   For the computer equipment and software, Twenty-Three Thousand Eight Hundred Eighty-Two Dollars ($23,882.00).

3.2.6   For the furniture and fixtures, Two Thousand Four Hundred Thirty Dollars ($2,430.00).

3.2.7   For the tools, dies and fixtures, Ten Thousand One Hundred Thirty-Eight Dollars ($10,138.00).

3.2.8   For the current assets, One Million Twenty-One Thousand Two Hundred Ninety-Four Dollars ($1,021,294.00), allocated as follows:

Cash in Bank	$28,751.00
Petty Cash	204.00
Accounts Receivable Trade (less inter-company receivables)	237,117.00
Prepaid expenses/employee advances	13,380.00
Raw materials	69,437.00
Inventory on hold	1,086.00
Work in process (open jobs)	104,638.00
IP inventory platter	274,439.00
IP inventory custom	26,983.00
IP inventory skimmer	8,959.00
IP inventory floor finishing	19,142.00
Finished goods inventory platter	28,949.00
Finished goods inventory custom	200,710.00
Finished goods inventory skimmer	289.00
Finished goods inventory floor finishing	7,210.00

The parties hereto acknowledge that the Purchased Assets have been separately bargained for, and the price for each category is the fair market value thereof as agreed to by the parties.  For federal, state and local tax purposes, the parties hereto agree to report the transactions contemplated in this Section 3.2 consistently with the apportionment in this Agreement as to allocation and, generally, to treat and report all transactions contemplated by this Agreement in accordance with the manner in which such transactions are characterized in/or allocated in this Agreement.

3.3           Payment of Purchase Price.  Buyer shall pay the Purchase Price to Seller as follows:

3.3.1        A cash payment of One Million Seven Hundred One Thousand Three Hundred Fifty-Six Dollars ($1,701,356.00) at Closing.

3.3.2        Three Hundred Sixty-Three Thousand Three Hundred Eighty-Seven Dollars ($363,387.00) by assumption of the following reserves and current liabilities:

Reserve for warranty returns	$13,031.00
Reserve for bad debts	6,859.00
Reserve for obsolete stock	44,410.00
Reserve for possible obsolescence	125,000.00
Accounts payable trade	48,189.00
GRN suspense	44,965.00
Accrued tax (real estate)	(2,444.00)
Accrued sales tax (invoiced)	791.00
Accrued vacation liability	81,950.00
Employee tools	636.00
$363,387

3.4           Additions to and Reductions of Purchase Price.

3.4.1        All prepaid items of income and expense including rental payments or deposits under leases, license fees, utility charges, basic telephone expense, service contracts and prepaid maintenance charges shall be prorated based upon the portions of the particular periods falling before and after the Closing Date.

3.4.2        Real property taxes for the year 2007, and payable before delinquency during 2008, shall be prorated as of the date of Closing, based upon the last tax bills available.  Seller shall pay all general real estate taxes becoming delinquent in 2007 and all prior years and all special assessments levied against the Real Estate for construction or permits commenced prior to the Closing Date, except the Closing Date.

3.4.3        Utilities shall be read and transferred to Buyer as near as practicable to the Closing Date.  All utility or other deposits previously made by Seller will remain the property of Seller, and the Buyer will have no interest therein unless Buyer reimburses Seller for such deposits at Closing.

3.4.4        Buyer shall receive a credit in the amount of Nine Thousand Four Hundred and 00/100 Dollars ($9,400.00), as Seller’s share of the 2007 employee bonuses.

3.4.5        The net adjustment and proration in accordance with Sections 3.4.1 through 3.4.4 will be paid or credited at Closing.

3.4.6        If the aggregate value of the assets or liabilities at the time of Closing is greater or less than the value shown on the October 31, 2007 financial statements, and as set forth in Section 3.3 above, an appropriate dollar-for-dollar adjustment will be made to the Purchase Price after Closing as set forth below.

3.4.6.1       If the aggregate value of the assets or liabilities on the Closing Date, as set forth in the Financial Statements to be prepared by Buyer and submitted to Seller on or before December 17, 2007, is less than the value shown on the October 31, 2007, Financial Statements, then the Purchase Price shall be decreased, dollar for dollar, by an amount equal to the agreed upon difference in values.  The price decrease shall be paid by Seller to Buyer on the twentieth (20th) business day after the parties shall have agreed upon the determination of the aggregate value.

3.4.6.2       If the aggregate value of the assets or liabilities on the Closing Date, as set forth in the Financial Statements to be prepared by Buyer and submitted to Seller on or before December 17, 2007,  is greater  than the value on October 31, 2007, the Purchase Price shall be increased, dollar for dollar, by an amount equal to the difference in values.  The price increase shall be paid by Buyer to Seller on the 20th business day after the parties shall have agreed upon the determination of the Closing aggregate value.

3.5.6.3  The Closing Date Financial Statements shall have lists of the Accounts Receivable Inventory and Fixtures and Equipment attached as Exhibits to said Financial Statements.

SECTION 4                  NO ASSUMPTION OF LIABILITIES

Notwithstanding any of the provisions of this Agreement, Buyer does not assume and shall not be deemed to have assumed any liability or obligation of Seller not expressly assumed pursuant to Sections 1.6i and 3.3.2 including, but not limited to:

4.1           Any liability or obligation of Seller for any taxes (including interest and penalties thereon) imposed on or measured by Seller’s income for any period or periods ending before or after the Closing Date, including federal, state and local income taxes, withholding taxes, social security taxes and other similar taxes.

4.2           Any liability or obligation of Seller for any loan agreement.

4.3           Any liability or obligation of Seller under the group health and accident plan maintained by Seller for its employees.

4.4           Any liability or obligation of Seller which may be incident to or result from transactions contemplated by this Agreement.

SECTION 5                  CLOSING

5.1           Subject to the terms and conditions contained in this Agreement, the transfer of the Purchased Assets to Buyer by Seller and the consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Buyer’s attorneys, Rawles, O’Byrne, Stanko, Kepley & Jefferson, P.C., 501 W. Church, Champaign, IL  61820, commencing at 11:00 o’clock a.m. local time on December 10, 2007, said closing shall be effective as of December 1, 2007 (“Closing Date”).

5.2           Buyer’s obligations at Closing.  At Closing, Buyer shall:

5.2.1        Payment.  Pay to Seller by wire transfer the Purchase Price due Seller pursuant to Section 3.1 of this Agreement.

5.2.2        Resolution.  Deliver a copy of the resolutions of the Board of Directors and Members authorizing the transactions contemplated by this Agreement, certified by its member(s) or manager.

5.2.3        Certificate.  Deliver the certificate of its member(s) or manager as provided for in Section 11.3 of this Agreement.

5.2.4        Instruments of Assumption.  Deliver such instruments as required for Buyer to assume all of Seller’s obligations under each of the liabilities it has agreed to assume hereof.  Appropriate forms of such instruments of assumption in conformity with this Agreement shall be submitted by Seller’s counsel to Buyer’s counsel for examination within a reasonable time in advance of the Closing Date.  Buyer further agrees it will, at any time and from time to time after the Closing Date, upon request of Seller without additional consideration, execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, all such instruments as may be reasonably required in conformity with this Agreement.

5.3           Seller’s Obligations at Closing.  At Closing, Seller shall deliver or cause to be delivered to Buyer:

5.3.1        Instruments of Conveyance.  General warranty deeds, assignments, bills of sale with covenants of warranty, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for Buyer shall reasonably request and shall be effective to vest in Buyer good and sufficient title to all of the Purchased Assets which Seller has agreed to sell, convey, assign, transfer and deliver to Buyer pursuant to this Agreement, free and clear of all security interests, claims, mortgages, liens and encumbrances, subject only to the following permitted title exceptions:  (a) applicable zoning regulations and municipal ordinances; (b) such easements, reservations, covenants and restrictions of record as may be disclosed by the title commitment provided pursuant to Section 11 and to which Buyer does not make objections provided in said section; (c) the usual exceptions and limitations stipulated by the title company, subject, however, to the provisions of Section 11.

Simultaneously with such delivery, Seller will take all such steps as may be necessary to put Buyer in the actual possession and control of the Purchased Assets.  Appropriate forms of such instruments of conveyance and transfer in conformity with this Agreement shall be submitted by Seller’s counsel to Buyer’s counsel for examination within a reasonable time in advance of the Closing Date.  Seller further agrees that it will, at any time and from time to time after the Closing Date, upon request of Buyer, without additional consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required in conformity with this Agreement for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer or its successors and assigns, or aiding and assisting in collecting and reducing to possession, any and all of the Purchased Assets to be sold, conveyed, assigned, transferred and delivered at Closing to Buyer as provided in this Agreement.

5.3.2        Certification.  The certification of Seller is provided for in Section 10.3 hereof.

5.3.3        Agreement Not to Solicit/Non-Compete.  A non-solicitation/non-compete agreement with Buyer on the same terms as so set forth in Exhibit “4” attached hereto and by this reference incorporated herein.

5.3.4        Lien Waiver Affidavit.  A lien waiver affidavit stating that there are no unpaid bills for materials or labor furnished for the construction, erection, repairs or improvements on the Real Estate which could result in a construction lien.

5.3.5        Name Change Documents.  On the day of Closing, Seller shall file the necessary documents with the Illinois Secretary of State to release the name, “Design & Manufacturing, Inc. to Buyer.  Seller shall change its corporate name to BTN Manufacturing, Inc.

SECTION 6                  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that each of the following is true and complete:

6.1           Title and Condition of the Purchased Assets.  Seller is the owner of fee simple title to the Real Estate, good in fact and marketable in fact and of record and insurable at regular rates by any reputable title insurance company authorized to do business in the State of Illinois, subject to the following list of “permitted exceptions: (a) real estate taxes and assessments for the year in which Closing occurs and subsequent years; and (b) covenants, conditions, restrictions, rights-of-way and easements of record, subject to review and approval of same by Buyer, which approval shall not be unreasonably withheld..  Seller has good and marketable title to all the Purchased Assets, and will deliver the Purchased Assets to Buyer at Closing free and clear of all liens, encumbrances, restrictions, defects, claims and security interests whatsoever.  The Purchased Assets are in good condition and all equipment is in good operating condition and repair, and shall be in the same condition at the Closing Date, ordinary wear and tear excepted, and are suitable for the uses for which they are currently being used.

6.2           Authority.  Seller has full right, power and authority to sell, convey and transfer the Purchased Assets as provided herein and to carry out Seller’s obligations hereunder.

6.3           Public Works.  Seller has no knowledge of any order or directive of any city, county, state or federal authority that any work of repair, maintenance or improvement be performed on the Real Estate or any adjoining streets which might affect access to the Real Estate or any pending or threatened condemnation or rezoning proceedings relative to any part of the Real Estate.

6.4           Easements.  To the best of Seller’s knowledge there exist no unrecorded easements, rights-of-way or agreements relating to the right to use any portion of the Real Estate, nor has any party acquired by adverse possession or prescription any rights in or to any portion of the Real Estate.

6.5           Utilities.  Seller has received no notice of intent to terminate, curtail or interrupt any utilities now serving the Real Estate and Seller has no reason to believe that any utilities now serving the Real Estate will become unavailable to the Real Estate in the foreseeable future.

6.6           Further Assurances.  Seller shall cooperate fully in Buyer’s investigation of the Real Estate, and Seller agrees to provide such additional data, documents and information which Seller possesses and which Buyer may reasonably request in connection with such investigation.

6.7           Tax Matters.  Seller has filed all federal, state, county and local tax returns required to be filed by it, including those with respect to income, withholding, social security, unemployment, franchise, excise, personal property, sales and use taxes, and no taxes shown on such returns to be due and payable or assessments received by it are delinquent.  Seller is not a party to any pending action or proceeding, nor to the best of Seller’s knowledge is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no claim for assessment of or collection of taxes has been asserted against Seller.

6.8           Litigation.  There are no suits, actions or legal, administrative, governmental or arbitration proceedings, or any change in the zoning or building ordinances affecting the site of the Business, pending or, to the knowledge of Seller, threatened against Seller or any party which might materially and adversely affect the operation of the Business or the financial condition, Business or assets of Seller.  Further, Seller has complied with, and is not in default in any material respect under, all laws, ordinances, requirements, regulations or orders applicable to the Business of Seller, the violation of which might materially and adversely affect the financial condition, Business or assets of Seller.

6.9           Permits and Authorizations.  Seller has all material approvals, all authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state, local or foreign, required to permit the operation of its Business as presently conducted, all of which will be assigned to Buyer, to the extent assignable, and Seller will use reasonable efforts to effect such assignments.

6.10         Insurance.  Seller acknowledges that it now has in force sufficient fire and extended coverage and boiler insurance, workman’s compensation, and comprehensive public liability insurance with contractual liability, to cover the fair value of the Purchased Assets and any and all liability resulting therefrom, and hereby agrees to maintain such insurance in full force and effect until delivery and possession as provided above.  Buyer agrees to effectively maintain as of the date of delivery and possession, at its own expense, such insurance on the Purchased Assets as Buyer deems necessary.  Buyer assumes the full risk of loss due to casualty to the Purchased Assets from and after the date of delivery and possession thereof.

6.11         No Breach.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a breach or default under or result in the acceleration of any obligation owed by Seller under any loan agreement, note, contract or other agreement to which Seller is a party which will not be satisfied or retired simultaneously with the Closing, or result in a violation of any federal, state or local law.

6.12         Absence of Undisclosed Liabilities.  To the extent reflected or reserved against in the Financial Statements or incurred in the ordinary course of business after October 31, 2007, or described herein or on any Exhibit or Schedule hereto, Seller does not have, with respect to its current operation of the Business, any material liabilities or obligations of any nature, whether due or to become due, including without limitation, any liabilities for taxes due or to become due, there is no reasonable basis for the assertion against Seller of any such liability which might be materially adverse and which might materially adversely affect any of the Purchase Assets or the current Business and operations of Seller.

6.13         Intellectual Property.  Seller owns or licenses all patents, trademarks, service marks, copyrights or other intellectual property, and all rights with respect to the foregoing, necessary for the operation of the Business as now operated, all which are being assigned to Buyer hereunder.  None of such patents, trademarks, service marks, copyrights or other intellectual property, or rights with respect to the foregoing, currently infringe any intellectual property related rights of third parties.

6.14         Trade Secrets and Customer Lists.  Seller has the right to use, free and clear of any claims or rights of others, all trade secrets and customer lists employed for its Business in the manner presently conducted.  Seller is not using or in any way making use without appropriate permission, of any confidential information, confidential formula, computer programs, or trade secrets of any third party, including without limitation, any former employer or any present or past employee of Seller or any former or present employee of Seller.

6.15         No Unlisted Agreements, Leases, Plans or Policies.  Except for the obligations which Buyer is assuming, Seller is not a party to or subject to or covered by any of the foregoing types of agreements or plans or policies related to the operation of the Business; any employment agreements other than with Buyer; any collective bargaining agreements; any pension or retirement plans; any profit-sharing plans; any bonus plans; any deferred compensation plans; any health, accident or group life insurance plans; any insurance policy; any lease; any purchase or sale order; or any other agreement involving an obligation in excess of Five Thousand Dollars ($5,000.00) except for the group health and accident plans maintained by Seller for its employees.

6.16         No Unpaid Bills for Materials, Labor.  There are no unpaid bills for materials or labor furnished for construction and erection, repairs or improvements on the Real Estate which could result in construction lien being filed.

SECTION 7                  REPRESENTATIONS AND WARRANTIES OF BUYER

7.1           Authorization.  The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by all necessary actions on the part of Buyer.

7.2           Binding Agreement.  This Agreement when executed and delivered will constitute the valid and legally binding obligation of Buyer, except as the same may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforceability or creditors’ rights generally.

SECTION 8                  COVENANTS OF SELLER

Seller covenants and agrees that:

8.1           Conduct of Business.  At all times after the date hereof and up to the Closing Date, except to the extent Seller obtains specific prior written approval from Buyer, Seller will:

8.1.1        Operate its Business only in the usual, regular and ordinary manner and, to the extent consistent with such operations, use its best efforts to preserve its present Business intact, keep available the services of its present employees and preserve its present relationships with persons having business dealings with it;

8.1.2        Maintain the Purchased Assets in their present condition and repair, reasonable wear and tear and the elements excepted, replenishing inventories in accordance with prudent and customary practices, and replacing or repairing broken furniture, fixtures or equipment and other property covered by this Agreement as required.  All replacements shall be with a new item of equal quality as the item being replaced had when new; maintain all of its assets and properties currently being used in connection with the operation of its Business in operating order up to the time of Closing and maintain insurance upon all of its assets and properties with respect to the conduct of its Business in amounts and kinds comparable to that in effect on the date hereof;

8.1.3        Incur no obligation or liability (fixed or contingent) except normal trade or business obligations incurred in the ordinary course of business;

8.1.4        Transfer, lease or otherwise dispose of none of the Purchased Assets, except in the ordinary course of business;

8.1.5        Modify or change no existing license, lease or other contract being assumed by Buyer under this Agreement other than in the ordinary course of business;

8.1.6        Terminate, discontinue, close or dispose of no facility or business operation;

8.1.7        Maintain its books, accounts and records relating to the Business in accordance with its current practice, and from time to time, upon reasonable notice and during regular business hours, give to representatives of Buyer full access to the premises, books, accounts and records relating to the Business, and cooperate in discussing the Business of Seller with the representatives of Buyer;

8.1.8        Not create, incur or permit any mortgage, pledge, lien, charge or encumbrance of any kind on its Business, property or assets now owned or hereafter acquired in connection with the Business; and

8.1.9        Not agree to pay, conditionally or otherwise, any bonus, extra commission, pension or any severance pay to any director, officer, agent or employee or increase the rate of compensation of any of the officers or employees of Seller, except for such isolated bonuses as Seller shall in its discretion agree to pay, and normal employee salary adjustments.

8.2           Representations and Warranties.  At all times after the date hereof and prior to the Closing Date, Seller shall use its best efforts not to permit any event to occur, and will not enter into any transaction, agreement or commitment, which would result in any representations, warranties or covenants relating to Seller contained in this Agreement not being true and correct at and as of the time immediately after the occurrence of such transaction or event.

8.3           Advise Buyer of Changes.  Seller agrees that at or prior to the Closing Date it will advise Buyer in writing with respect to any material changes in order to make each of the representations, warranties, covenants and undertakings of Seller contained in this Agreement true and correct at all times.

8.4           Additional Covenants.  Seller agrees to use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to such obligations to be satisfied and to obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses necessary to the consummation of the transactions contemplated herein.

SECTION 9                  COVENANTS OF BUYER

9.1           Representations and Warranties.  At all times after the date hereof and prior to the Closing Date, Buyer shall use its best efforts not to permit any event to occur, and will not enter into any transaction, agreement or commitment, which would result in any representations, warranties or covenants relating to Buyer contained in this Agreement not being true and correct at and as of the time immediately after the occurrence of such transaction or event.

9.2           Advise Seller of Changes.  Buyer agrees that at or prior to the Closing Date it will advise Seller in writing with respect to any material changes in order to make each of the representations, warranties, covenants and undertakings of Buyer contained in this Agreement true and correct at all times.

9.3           Additional Covenants.  Buyer agrees to use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to such obligations to be satisfied and to obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses necessary to the consummation of the transactions contemplated herein.

SECTION 10                CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to purchase the Purchased Assets from Seller is subject to the satisfaction, on or before the Closing Date, of all the following conditions, which conditions may be waived in writing by Buyer:

10.1         Accuracy of Representations and Warranties.  The representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall have been true in all material respects as of the specified date, and except to the extent attributable to actions permitted or consented to by Buyer.

10.2         Performance of Agreements.  Seller shall have performed all obligations and agreements hereunder and shall have complied with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date.

10.3         Certificate.  Seller shall have furnished Buyer with a certificate dated the Closing Date, signed by the Seller, to the effect that Seller has fulfilled the conditions set forth in Sections 10.1 and 10.2 hereof.

10.4         Opinion of Seller’s Counsel.  Buyer shall have received the favorable legal opinion of Myron J. Kaplan, McGill Gotsdiner Workman & Lepp, P.C., L.L.O., counsel for Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for Buyer, to the effect that:

(a)           To the best of counsel’s knowledge and belief, Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Assets to be sold by it hereunder, and good and marketable title to such Purchased Assets, free and clear of all liens, encumbrances, equities, security interests and claims, will have been transferred to Buyer at Closing;

(b)           Except as stated by such counsel, such counsel does not know of any litigation, proceeding or governmental investigation pending or threatened against Seller relating to Seller, the Business or the transactions contemplated by this Agreement.

(c)           To the best of counsel’s knowledge and belief, this Agreement and the instruments of conveyance, assignment, transfer and delivery required hereunder have been duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

(d)           To the best of counsel’s knowledge and belief, such other appropriate matters herein contemplated as Buyer may reasonably request, including the form of all documents.

10.5         Acceptability to Counsel for Buyer.  All actions, proceedings, agreements and instruments required to carry out this Agreement or incidental hereto and other related legal matters will have been approved by Timothy S. Jefferson, counsel for Buyer.

10.6         Absence of Litigation.  No action, suit or proceeding before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement or to its consummation shall have been instituted or threatened on or before the Closing Date.

10.7         Damage to Property.  If, prior to the Closing Date, any material part of the Purchased Assets is damaged by fire, other casualty or any cause or activity, Seller shall forthwith give Buyer written notice thereof and Buyer may, at its option, terminate this Agreement by written notice of such election given to Seller no later than fifteen (15) days after receipt of Seller’s notice and upon giving such notice, both parties shall be fully discharged from all the duties hereunder and all obligations hereof.  However, if Buyer shall not so elect, or if an immaterial portion of the Purchased Assets are damaged, then Seller hereby assigns to Buyer all of its right, title and interest in and to any and all insurance proceeds payable by reason of such destruction or damage to the Purchased Assets and Seller hereby agrees to pay to Buyer a sum equal to the deductible amount provided in such policies to the extent necessary to correct such damage.

10.8         Non-Compete/Non-Solicitation Agreement.  At or prior to Closing, Seller shall have entered into a Non-Compete/Non-Solicitation Agreement with Buyer on the same terms as those set forth in Exhibit “4”.

10.9         Books and Records.  Seller shall have delivered to Buyer on the Closing Date all books or records (or copies thereof) of Seller relating to its operation of the Business.

10.10       No Materially Adverse Change.  There will not have been, between the date of this Agreement and the Closing Date, any materially adverse change in any of the Purchased Assets or the current operations of the Business.

10.11       Title Insurance; Survey.  Buyer shall receive a commitment for title insurance, and if applicable, a survey, as contemplated by Section 12.

10.12       Property Inspection.  The approval by Buyer in its sole discretion of the condition of the Real Estate.  Buyer, at Buyer’s expense, shall cause to be made an inspection of the Real Estate (the “Inspection”) within ten (10) days after the execution of this Agreement, with respect to the structural soundness and operating condition of the Real Estate.  If Buyer fails to object in writing to the condition of the Real Estate within five (5) days after completion of said Inspection, Buyer shall be deemed to have approved such condition.  During the Inspection contingency period, and upon 24 hours advance written notice to Seller,  Buyer, its authorized employees and agents, shall be given access to the Real Estate for the purpose of investigating, examining and testing the structural, environmental and design features of the Real Estate as deemed reasonably necessary by the Buyer.  Buyer’s activities on the Real Estate shall not unreasonably interfere with the ongoing operations of the Real Estate or the construction of any improvements.  Buyer shall indemnify and hold Seller and the Real Estate harmless from any and all losses, costs, liabilities, claims, encumbrances, causes of action and damages (including without limitation, reasonable attorney’s fees and court costs) (collectively “Claims”) arising out of or undertaken by Buyer or its employees or agents with respect to the Real Estate.  This indemnification obligation shall survive Closing or the termination of this Agreement.  Buyer may terminate this Agreement at any time during the Inspection contingency period at Buyer’s sole discretion.

10.13       Environmental Status.  The approval by Buyer of the environmental condition of the Real Estate.  Buyer may obtain, at Buyer’s expense, from an environmental analysis firm acceptable to Buyer, “Phase I” and “Phase II” environmental analysis reports (the “Environmental Reports”) which Environmental Reports shall be certified to Buyer and delivered to Buyer no later than thirty (30) days from the date of this Agreement.  Buyer shall have ten (10) days after delivery of the Environmental Reports to review the Environmental Reports and determine its assessment of the environmental condition of the Real Estate, including without limitation, the presence (or evidence of previous presence) of any hazardous waste or materials which shall include without limitation, any asbestos, polychlorinated biphenyls (PCBs) or any substance which is regulated as hazardous, building code or other applicable local, state or federal health, environmental or safety law.  If Buyer fails to object to the environmental condition of the Real Estate within such ten (10) day period, Buyer shall be deemed to have approved the environmental condition of the Real Estate.

SECTION 11                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

The obligations of Seller to sell the Purchased Assets under this Agreement to Buyer is subject to the satisfaction, on or before the Closing Date, of all the following conditions, which conditions may be waived in writing by Seller:

11.1         Accuracy of Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on or as of the Closing Date, except as any such representations and warranties as of a specified date and as to such representations and warranties the same shall have been true in all material respects as of the specified date, except to the extent attributable to acts permitted or consented to by Seller.

11.2         Performance of Agreements.  Buyer shall have, or have caused to be, performed and observed, in all material respects, all covenants, agreements and conditions hereof to be performed or observed by Buyer at or before Closing.

11.3         Certificate.  Buyer shall have furnished Seller with the certificate dated the Closing Date, signed by Buyer, to the effect that Buyer has fulfilled the conditions set forth in Sections 11.1 and 11.2.

11.4         Opinion of Buyer’s Counsel.  Seller shall have received a favorable legal opinion of Timothy S. Jefferson, Rawles, O’Byrne, Stanko, Kepley & Jefferson, P.C., counsel for Buyer, dated as of the Closing Date in form and substance reasonably satisfactory to counsel for Seller, to the effect that, to the best of counsel’s knowledge and belief, the execution, delivery and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been approved by all necessary action on the part of Buyer, and that this Agreement constitutes the legal, valid and binding obligation of Buyer, except as the same may be limited by bankruptcy, insolvency, reorganization, or other similar laws, effecting the enforcement of creditors’ right generally.

11.5         Acceptability to Counsel for Seller.  All actions, proceedings, agreements and instruments required to carry out this Agreement or incidental hereto and other related legal matters have been approved by Myron J. Kaplan, McGill Gotsdiner Workman & Lepp, P.C., L.L.O., counsel for Seller.

SECTION 12                TITLE INSURANCE COMMITMENT/UCC SEARCH

12.1         Title Insurance.  Seller shall furnish to Buyer an owner’s policy of title insurance showing title to the Real Estate to be good and marketable and to be vested in Seller title, subject to no encumbrances, written by a title company selected by Seller and acceptable to Buyer’s counsel (the “Title Company”), and insuring Buyer in the amount of the Purchase Price allocated to the Real Estate as determined in Section 3.2 hereof.  Such policy shall not contain any exceptions with respect to encroachments, overlaps, boundary line disputes, or any other matters which would be disclosed by an accurate survey and inspection of the Real Estate, or a lien or a right to a lien for services, labor or materials heretofore or hereafter furnished, imposed by law and not shown on the public records.  Said policy shall be issued forthwith after this Agreement has been consummated and the Seller’s deed place of record.  Within twenty (20) days after execution of this Agreement, Seller shall furnish to Buyer a title insurance commitment from the title company with respect to the Real Property.  A full copy of any easements, conditions or restrictions shall be forwarded to Buyer with the title insurance commitment.  If Buyer has any objection to the exceptions or conditions of the title insurance commitment, Buyer shall deliver to Seller in writing a statement of objections, and Seller shall in no more than fifteen (15) days after receipt of such objections furnish to Buyer a new and amended title insurance commitment satisfying all such objections, if such new or amended commitment or commitments shall not be furnished within the time required, then Buyer shall have the option: (i) to remedy any defects in title which can be remedied by incurring expenses or payment of a sum not to exceed Five Thousand Dollars ($5,000.00), and deducting the amount thereof from the Purchase Price payable at Closing; or (ii) to terminate this Agreement by giving written notice thereof to Seller at any time prior to the Closing Date and upon giving such notice, both parties shall be fully discharged from all duties of performance hereunder and all other obligations hereof.  The cost of the issuance of the aforesaid title insurance commitment and policy shall be split by Seller and Buyer.  At Buyer’s option, the title insurance commitment shall be updated to the date of Closing.

12.2         UCC Search.  Prior to Closing, Seller shall furnish Buyer with copies of uniform commercial code searches from the Illinois Secretary of State and the Champaign County, Illinois Recorder of Deeds.  At or prior to Closing, any and all liens showing on the results of such searches shall be discharged.

SECTION 13                INDEMNITY

13.1         Indemnification by Seller.  Seller hereby agrees to indemnify and hold Buyer harmless from and against all damages, losses, claims, obligations, liabilities and expenses, including reasonable attorney’s fees, arising out of any breach by Seller of any of the covenants, representations and warranties made by it in this Agreement, or made or given in any other agreement or document submitted to or for the benefit of Buyer in connection with the transactions contemplated by this Agreement or arising out of the operation of the Business prior to Closing.

13.2         Indemnification by Buyer.  Buyer hereby agrees to indemnify and hold Seller harmless from and against all damages, losses, claims, obligations, liabilities and expenses, including reasonable attorney’s fees, arising out of any breach by Buyer of any of the covenants, representations and warranties made by it in this Agreement, or made or given in any other agreement or document submitted to or for the benefit of Seller in connection with the transactions contemplated by this Agreement or arising out of the operation of the Business after Closing.

13.3         Claims.  In the event that either Buyer or Seller (the “Indemnified Party”) desires to make a claim against the other (the “Indemnifying Party”) under Sections 13.1 and 13.2 in connection with the action, suit, proceeding or demand at any time instituted against or made upon the Indemnified Party for which the Indemnified Party may seek indemnification hereunder (the “Claim”), the Indemnified Party shall notify the Indemnifying Party of such Claim and of the Indemnified Party’s claim of indemnification with respect thereto, provided that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligation under this Section 13.3 except to the extent, if at all, that the Indemnifying Party shall have been prejudiced thereby.  Upon receipt of the such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Claim, and if and only if each of the following conditions are satisfied, the Indemnifying Party may assume the defense of such Claim and in the case of such an assumption, the Indemnifying Party shall have the authority to negotiate, compromise and settle such Claim:

13.3.1      The Indemnifying Party agrees in writing to indemnify the Indemnified Party with respect to such Claim; and

13.3.2      The Indemnified Party does not give the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party’s own counsel advisable.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

13.4         Notice and Payment.  In the event of any claims under Sections 13.1 and 13.2 for indemnification, the Indemnified Party shall advise the Indemnifying Party in writing of the amount and circumstances surrounding such Claim.  With respect to liquidated Claims, if within thirty (30) days the Indemnifying Party has not contested such Claim in writing, the Indemnifying Party will pay the full amount thereof within ten (10) days after the expiration of such period.

13.5         Costs and Expenses.  Each party shall be responsible for its own expenses in any arbitration or litigation between or among the parties hereto and any expenses not attributable to either party, such as the cost of a third-party arbitrator (in the event that the parties agree to arbitration), shall be shared equally by the parties.

SECTION 14                EXPENSES

14.1         Expenses.  The cost of title insurance shall be borne as provided in Section 12.  The real estate transfer tax shall be paid by Seller.  Buyer shall pay recording fees.  The cost of any UCC searches shall be borne by Seller.

14.2         Other Expenses.  Except as otherwise provided in this Section, each party shall pay its respective expenses, taxes, charges and liabilities incurred in connection with or arising out of this Agreement, including, without limitation thereto, counsel fees, accounting fees, and other expenses related to the conveyance, assignment and delivery of the Purchased Assets to Buyer.

SECTION 15                POSSESSION

Possession of the Purchased Assets shall be delivered to Buyer, at the date of Closing.

SECTION 16                PROFIT PARTICIPATION.

16.1         Platter Pricing.  The pricing of platter systems to Seller is as follows:

16.2.1  Platters - cost divided by .875

16.2.2  Make-up tables - cost

16.2.3  All other parts - cost divided by .775

16.2.4  Machining - negotiated by job

Cost shall mean the standard cost on Buyer’s books (“Cost”) and will be adjusted for no more than a three percent (3%) inflation rate each year.

16.2         Platter Sales.  Buyer shall discount all platter sales to Seller above 800 in the first year following Closing and above 600 in year two following the date of Closing to Cost.

16.3         Payment Terms.  Seller agrees to payment terms of net ten (10) days with payments to be made weekly, for all goods and services purchased from Buyer for a period of one (1) year following the date of Closing.  After the end of the first year, payment terms will become net thirty (30) days.

16.4         Renegotiation.  Buyer shall retain the right to renegotiate the pricing if extraordinary costs occur.

SECTION 17                EMPLOYEES

Buyer shall have the right to interview Seller’s employees for the purpose of determining which of the employees will be retained by Buyer.  Buyer shall have no obligation to retain any such employees except to the extent of any agreement that Buyer, in its sole discretion, may make with any particular employee.  Without Buyer’s consent, for eighteen (18) months from the date of Closing, Seller agrees not to directly or indirectly solicit any employees retained by Buyer.  Seller agrees to pay all salaries, wages, commissions and bonuses due to all of its employees up to Closing and shall make all payroll tax payments or deposits required with respect thereto.  Seller agrees to make payments of accrued rights to vacation and sick pay, as established by the policies of Sellers for each employee which Buyer retains after Closing.  Seller agrees to make available to Buyer such information from Seller’s personnel files relating to the personnel as Seller is legally permitted to furnish to Buyer under the circumstances of the transactions contemplated by this Agreement.  Seller agrees to hold Buyer harmless as to any liability related to any employee of Seller prior to Closing, including but not limited to insurance claims for workman’s compensation benefits or medical claims under Seller’s group health and accident insurance plan.

SECTION 18                LEASE OF EMPLOYEES

Seller shall lease to Buyer all of Seller’s employees used in the operation of Seller’s business for the period from December 1, 2007, through December 31, 2007.  Said lease payment shall include the entire cost of the employees of Seller, including but not limited to, all employee payments in addition to salary such as FICA match and FUTA, SUTA, 401(k) matching payments and the employer’s share of payments for medical and disability premiums and life and accidental death insurance premiums.  In addition, said lease payment shall include that portion of Seller’s workers’ compensation insurance premium attributable to the leased employees.

SECTION 19                BUSINESS RECORDS

Buyer shall retain true and accurate copies, in paper or electronic form, of all the existing books and records of the Business for all periods up to the Closing Date, including but not limited to, all tax returns, accounting records, invoices, customer lists, customer contracts and customer files, for a period of seven (7) years from the Closing Date.  Buyer shall make such records available to Seller upon request.

SECTION 20                MISCELLANEOUS

The following miscellaneous provisions shall apply to this Agreement:

20.1         Waivers.  Seller and Buyer may, by written notice to the other, (i) extend the time for performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any documents delivered pursuant to this Agreement;

(iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  Any waiver by Seller or Buyer of a breach of any provision of this Agreement shall not operate or be construed as a wavier of any subsequent breach.

20.2         Assignability.  Except as otherwise provided in this Section 20.2 herein, neither this Agreement or any of the rights or obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party.  In the event that a party makes a permitted assignment of this Agreement in accordance with this Section 20.2, the assigning party shall remain personally obligated to observe, pay and perform all the terms, conditions and provisions of this Agreement, just the same as if such assignment had not been made.  Notwithstanding the foregoing, Buyer may assign his rights under this Agreement to a limited liability company to be formed prior to Closing.

20.3         Notices.  Any notice to be given or served on any party hereto in connection with this Agreement shall be in writing and shall be given by facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed to have been given and received when a certified or registered letter containing such notice properly addressed with the postage is deposited in the United States mail; if by facsimile, it shall be deemed to have been given to the facsimile number of said person; and if given otherwise than by facsimile or certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed.  Such notice shall be given to the parties hereto at the following addresses:

If to Seller:	BTN Manufacturing, Inc. f/k/a Design & Manufacturing, Inc. 4350 McKinley Street Omaha, NE 68112 Attn: John P. Wilmers

Copy to:	Myron J. Kaplan McGill Gotsdiner Workman & Lepp, P.C., L.L.O. 11404 W. Dodge Road, Suite 500 Omaha, NE 68154

If to Buyer:	Brian Hendricks 302 W. Division Fisher, IL 61843

Copy to:	Timothy S. Jefferson Rawles, O’Byrne, Stanko, Kepley & Jefferson, P.C. 501 W. Church Street P. O. Box 800 Champaign, IL 61824-0800

Any party hereto may, at any time, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing addresses to which such notice shall be given and such other address to whom copies of all notices hereunder shall be sent.

20.4         Amendments and Supplements.  At any time before the Closing Date, this Agreement or any other agreement relating to this Agreement, may be amended or supplemented by additional agreements, articles or certificates as may be determined by Seller and Buyer to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any approval or acceptance of the transactions contemplated by this Agreement or the consummation of any of the transactions contemplated hereby.

20.5         Survival of Representations, Warranties and Covenants.  All representations, warranties and covenants made in or pursuant to this Agreement shall survive Closing hereunder.

20.6         Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter of this Agreement.

20.7         Time of Essence.  Time is of the essence of this Agreement.

20.8         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

20.9         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided that no party shall take any action which would allow any right hereunder to be assigned or held by any other person without the written consent of the other party hereto.  Notwithstanding the foregoing, Buyer may assign its rights under this Agreement a limited liability company to be formed prior to Closing.

20.10       Recitals.  All of the recitals are incorporated with and made a part of this Agreement.

                IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, at the place and date specified immediately adjacent to their respective names.

BTN MANUFACTURING, INC. f/k/a
DESIGN & MANUFACTURING, INC., a
Nebraska Corporation, “Seller”
Executed at Champaign, IL, on
December 1, 2007	/s/ John Wilmers
John Wilmers, President

Executed at Champaign, IL, on	BRIAN HENDRICKS, “Buyer”
December 1, 2007	/s/ Brian Hendricks